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EXHIBIT 99.1

                   [BROBECK PHLEGER & HARRISON LLP LETTERHEAD]

                                 APRIL 12, 1999

VIA FACSIMILE

ERIC BROWN, ESQ.
172 E. STATE STREET
SUITE 550
COLUMBUS, OH 43215

         RE:      H. BRIAN HANEY
                  --------------

DEAR MR. BROWN:

         AS YOU MAY OR MAY NOT KNOW, A CENTRAL ISSUE IN THE SETTLEMENT BETWEEN DR. ZWAN AND MR. HANEY CONCERNED THE ATTACKS UPON DR. ZWAN'S CHURCH, AND THE FINANCING BY MR. HANEY OF THESE ATTACKS BY THIRD PARTIES

         AT THE INITIAL STAGES OF THE NEGOTIATIONS, MR. HANEY UNEQUIVOCALLY ASSURED DR. ZWAN THAT HE WAS NEUTRAL WITH RESPECT TO SCIENTOLOGY AND HAD NO INTENTION OF INITIATING OR FINANCING ATTACKS UPON IT. HE DENIED THAT HE HAD FINANCED SUCH ATTACKS IN THE PAST. MR. HANEY FURTHER REPRESENTED DURING THE NEGOTIATIONS THAT HE WOULD NOT ENGAGE IN SUCH ACTIVITIES AND WOULD NOT FINANCE SUCH ACTIVITIES IN THE FUTURE. IT IS CLEAR THAT SUCH REPRESENTATIONS WERE MADE BY MR. HANEY TO INDUCE RELIANCE THEREON BY DR. ZWAN AND THEREBY PERMIT "SETTLEMENT" OF MR. HANEY 'S CLAIMS THROUGH THE PAYMENT OF FUNDS AND STOCK OPTIONS.

         WE HAVE NOW LEARNED FROM DOCUMENTS POSTED TO THE INTERNET AND FROM OTHER SOURCES, THAT THROUGHOUT THE PERIOD OF THE NEGOTIATIONS, MR. HANEY WAS ACTIVELY FINANCING AND ENCOURAGING OTHERS TO ENGAGE IN THE ACTIVITIES HE REPRESENTED THAT BE WOULD NOT. CONTRARY TO MR. HANEY'S REPRESENTATIONS, HE CONTINUES WITH SUCH ACTIVITIES TODAY.

         IT IS OUR VIEW THAT THESE ACTIVITIES CONSTITUTE MATERIAL
MISREPRESENTATIONS BY MR. HANEY. I WILL CONTACT YOU SHORTLY TO DISCUSS WHETHER WE CAN INFORMALLY RESOLVE THESE ISSUES.

                                                  SINCERELY,

                                                  /S/
                                                  MICHAEL D. TORPEY

cc:      DAVID CUPPS, ESQ.
         KENDRICK I. MOXON, ESQ.

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